CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 37 to Registration Statement No. 333-18737 on Form N-1A of our report dated May 27, 2011, relating to the financial statements and financial highlights of the Metropolitan West Funds (the “Trust”), including Metropolitan West Ultra Short Bond Fund, Metropolitan West Low Duration Bond Fund, Metropolitan West Intermediate Bond Fund, Metropolitan West Total Return Bond Fund, Metropolitan West High Yield Bond Fund, Metropolitan West Strategic Income Fund and Metropolitan West AlphaTrak Fund, appearing in the Annual Report on Form N-CSR of the Trust for the year ended March 31, 2011, and to the references to us on the cover page of the Statement of Additional Information and under the headings “Financial Highlights” in the Prospectuses and “Additional Information - Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are parts of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

July 25, 2011